Exhibit B.5

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.

Date: December 31, 2019

CHARLES F. DOLAN, individually, and as Trustee of the Charles F. Dolan 2018 Grantor Retained Annuity Trust #1M and the Charles F. Dolan 2019 Grantor Retained Annuity Trust #1M, and as a Trustee of the Charles F. Dolan 2009 Revocable Trust

*
Charles F. Dolan

HELEN A. DOLAN, individually, and as Trustee of the Helen A. Dolan 2018 Grantor Retained Annuity Trust #1M and the Helen A. Dolan 2019 Grantor Retained Annuity Trust #1M

*
Helen A. Dolan

JAMES L. DOLAN, individually

/s/ James L. Dolan
James L. Dolan

THOMAS C. DOLAN, individually

/s/ Thomas C. Dolan
Thomas C. Dolan

MARIANNE E. DOLAN WEBER, individually

*
Marianne Dolan Weber

DEBORAH A. DOLAN-SWEENEY, individually

*
Deborah A. Dolan-Sweeney

KATHLEEN M. DOLAN, individually, and as a Trustee of the Charles F. Dolan

Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan, and as Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust

*
Kathleen M. Dolan

CHARLES F. DOLAN 2009 REVOCABLE TRUST

/s/ Brian G. Sweeney
By:	Brian G. Sweeney, Trustee

*
By:	Charles F. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO KATHLEEN M. DOLAN

CHARLES F. DOLAN CHILDREN TRUST FBO JAMES L. DOLAN

*
By:	Paul J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO MARIANNE DOLAN WEBER

CHARLES F. DOLAN CHILDREN TRUST FBO THOMAS C. DOLAN

*
By:	Matthew J. Dolan, Trustee

CHARLES F. DOLAN CHILDREN TRUST FBO DEBORAH DOLAN-SWEENEY

*
By:	Mary S. Dolan, Trustee

CFD 2009 FAMILY TRUST FBO KATHLEEN M. DOLAN

CFD 2009 FAMILY TRUST FBO DEBORAH A. DOLAN-SWEENEY

CFD 2009 FAMILY TRUST FBO MARIANNE E. DOLAN WEBER

CFD 2009 FAMILY TRUST FBO THOMAS C. DOLAN

CFD 2009 FAMILY TRUST FBO JAMES L. DOLAN

*
By:	Mary S. Dolan, Trustee

*
By:	Corby Dolan Leinauer, Trustee

CORBY DOLAN LEINAUER, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney

*
Corby Dolan Leinauer

MARY S. DOLAN, as a Trustee of the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney

*
Mary S. Dolan

*By:	/s/ Brian G. Sweeney
Brian G. Sweeney
as Attorney-in-Fact

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